Exhibit 10.1

AGENCY AGREEMENT

THIS AGREEMENT dated February     , 2008, is made

BETWEEN

VISTA GOLD CORP., a company continued under the Yukon Business Corporations Act (Yukon Territory) and has its head office located at 7961 Shaffer Parkway, Suite 5, Littleton, CO 80127  U.S.A.

(the “Issuer”);

AND

CASIMIR CAPITAL L.P. of 489 Fifth Avenue, Second Floor, New York, NY 10017  U.S.A.

(the “Agent”).

WHEREAS:

A.            The Issuer wishes to privately place with purchasers up to 30,000 Notes (as defined below) with an over-allotment option, to be exercised at the sole discretion of the Agent to sell an additional 2,000 Notes at a price of US$1,000 per Note (or any integral multiple thereof);

B.            The Issuer wishes to appoint the Agent to offer the Notes for sale by way of private placement, and the Agent is willing to accept such appointment on the terms and conditions of this Agreement;

THE PARTIES to this Agreement therefore agree:

1.             DEFINITIONS

1.1           In this Agreement and the Recitals hereto:

(a)	“Accredited Investor” means an “accredited investor” as defined in Rule 501(a) of Regulation D;

(b)

“Affiliate” means any body corporate directly or indirectly controlling, controlled by or under direct or indirect common control of the Issuer. For the purposes of this Agreement, the Issuer controls another body corporate or is controlled by another body corporate, if the Issuer or the other body corporate holds more than 50% of the voting shares of the other body corporate or the Issuer, as applicable;

(c)	“Agent Introduced Parties” means the Accredited Investors introduced to the Issuer by the Agent for the purposes of participating in the Private Placement listed in Schedule “B”;

(d)

“Agent’s Fee” means the fee which is set out in Section 4 of this Agreement and which is payable by the Issuer to the Agent in consideration of the services performed by the Agent under this Agreement;

(e)	“Agent’s Common Share Purchase Warrants” means the share purchase warrants of the Issuer which have the terms provided in the certificates representing such share purchase warrants;

(f)	“Agent’s Warrant Shares” means the previously unissued Common Shares, which will be issued upon the exercise of the Agent’s Common Share Purchase Warrants;

(g)	“AMEX” means the American Stock Exchange;

(h)

“Applicable Legislation” means the securities acts in the Selling Jurisdictions, together with all the regulations and rules made and promulgated thereunder and all administrative policy statements, instruments, blanket orders and rulings, notices and administrative directions issued by the Commissions;

(i)	“Closing” means a day or days on which Notes are issued to the Purchasers;

(j)	“Commissions” means the securities commission or equivalent regulatory authority in the Selling Jurisdictions;

(k)	“Common Shares” means common shares in the capital of the Issuer;

(l)

“Directed Selling Efforts” means “directed selling efforts” as that term is defined in Regulation S. Without limiting the foregoing, but for greater clarity, it means, subject to the exclusions from the definition of directed selling efforts contained in Regulation S, any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Securities and includes the placement of any advertisement in a publication with a general circulation in the United States that refers to the offering of any of the Securities;

(m)

“Disclosure Record” means the Issuer’s annual reports, financial statements, annual information forms, information circulars, material change reports, technical reports, press releases and any and all other documents filed by the Issuer on SEDAR or EDGAR on or before the date hereof;

(n)	“Exchanges” means the TSX and the AMEX;

(o)	“Exchange Policies” means the rules and policies of the Exchanges;

(p)

“Exemptions” means the exemptions from the prospectus delivery requirements of the Applicable Legislation and the exemption from the registration requirement under the U.S. Securities Act available under Rule 506 of Regulation D and similar exemptions from registration available under application state securities laws;

(q)

“General Solicitation” and “General Advertising” mean “general solicitation” and “general advertising”, respectively, as used under Rule 502(c) under the U.S. Securities Act, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or on the internet or broadcast over radio, television, electronic display (including the internet) or any seminar or meeting whose attendees had been invited by general solicitation or general advertising;

(r)

“Material Adverse Effect” means any change, fact, event, circumstance or state of being which could reasonably be expected to have a material and adverse effect (actual or anticipated, whether financial or otherwise) on the business, affairs or operations (financial or otherwise) on the Issuer;

(s)	“Material Change” has the meaning defined in the Applicable Legislation;

(t)	“Material Fact” has the meaning defined in the Applicable Legislation;

(u)	“NI 45-102” means National Instrument 45-102 Resale of Securities or any successor instrument promulgated by the Commissions;

(v)

“Notes” means a 10% senior secured note of the Issuer in the principal amount of US$1,000 (or any integral multiple thereof), issued pursuant to and shall have the terms and conditions more particularly described in the Senior Secured Note Indenture;

(w)	“Note Shares” means the common shares of the Issuer issuable upon conversion of the Note;

(x)	“Permits” means the material permits and material licences as applicable in respect of each Property as disclosed in the Disclosure Record;

(y)	“Private Placement” means the offering of the Notes on the terms and conditions of this Agreement;

(z)	“Properties” has the meaning set forth in section 16.1(h);

(aa)	“Purchasers” means the purchasers of Notes pursuant to the Private Placement;

(bb)	“Regulation D” means Regulation D promulgated by the SEC under the U.S. Securities Act;

(cc)	“Regulation M” means Regulation M promulgated by the SEC under the U.S. Exchange Act;

(dd)	“Regulation S” means Regulation S promulgated by the SEC under the U.S. Securities Act;

(ee)	“Regulatory Authorities” means the Commissions and the Exchanges;

(ff)	“SEC” means the United States Securities and Exchange Commission;

(gg)	“Securities” means the Notes, the Note Shares, the Agent’s Common Share Purchase Warrants and the Agent’s Warrant Shares;

(hh)	“Selling Jurisdictions” means such jurisdictions as may be agreed to by the Issuer and the Agent;

(ii)	“Senior Secured Note Indenture” means the Senior Secured Note Indenture entered into on the date hereof between the Issuer and HSBC Bank USA, N.A., in its capacity as trustee for the holders of Notes;

(jj)	“TSX” means the Toronto Stock Exchange;

(kk)	“United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

(ll)	“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

(mm)	“U.S. Person” means “U.S. person” as defined in Rule 902 of Regulation S; and

(nn)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

2.             APPOINTMENT OF AGENT

2.1           The Issuer appoints the Agent as its non-exclusive agent and the Agent accepts the appointment and agrees to act as the non-exclusive agent of the Issuer to offer for sale up to 30,000 Notes, at a price of US$1,000 per Note by way of private placement under the Exemptions on a commercially reasonable best efforts agency basis subject to an over-allotment option, to be exercised at the sole discretion of the Agent to sell up to an additional 2,000 Notes.

3.             THE NOTES

3.1           Each Note will be issued and registered in the names of the Purchasers or their nominees.

4.             AGENT’S FEE

4.1           In consideration of the services performed by the Agent under this Agreement in respect of the Private Placement, the Issuer agrees to pay to the Agent on Closing an Agent’s Fee consisting of:

(a)                                  a cash payment equal to 4.0% of the gross proceeds received by the Issuer from the sale of the Notes on such Closing; and

(b)                                 that number of Agent’s Common Share Purchase Warrants which is equal to 4.0% of the number of Note Shares on an as-converted basis (and, for greater certainty, assuming a conversion price of US$6.00 per share), calculated based on the number of Notes issued at such Closing.

4.2           One Agent’s Common Share Purchase Warrant will entitle the holder, on exercise, to purchase one Agent’s Warrant Share, at a price of US$6.00 per Agent’s Warrant Share until the close of business on the day which is three (3) years following the Closing.

4.3           The Agent’s Common Share Purchase Warrants will be non-transferable.

4.4           The certificates representing the Agent’s Common Share Purchase Warrants will, among other things, include provisions for the appropriate adjustment in the class, number and price of the Agent’s Warrant Shares issuable upon exercise of the Agent’s Common Share Purchase Warrants upon the occurrence of certain events, including any subdivision, consolidation or reclassification of the Common Shares, the payment of stock dividends and the amalgamation of the Issuer.

4.5           The Agent acknowledges that none of the Agent’s Common Share Purchase Warrants and Agent’s Warrant Shares have been or will be registered under the U.S. Securities Act or the securities laws of any state of the United States.  The Agent represents and warrants and covenants as follows to the Issuer: the Agent is an “accredited investor” as such term is defined in Regulation D and is acquiring the Agent’s Common Share Purchase Warrants as principal for its own account and not for the benefit of any other person.

5.             FUTURE TRANSACTIONS

5.1           During the six (6) months following the date hereof any Agent Introduced Party purchases securities from the Issuer other than through an underwritten public offering (or enters into an agreement or letter of intent with the Issuer during such period of time to purchase securities from the Issuer which is consummated at any time thereafter), the Issuer shall pay to the Agent upon the completion of such purchase of securities a cash fee, and issue to the Agent that number of Agent’s Common Share Purchase Warrants that would otherwise have been payable to the Agent in accordance with Section 4.1 hereof had such transaction occurred as part of the Private Placement.

6.             DUE DILIGENCE

6.1           The Issuer will, during normal business hours and following reasonable prior notice, make available to the Agent and its solicitor all corporate, financial and operating information and documentation regarding the Issuer and the Private Placement and will provide access to senior management, facilities, employees, auditors, legal counsel, consultants and operators of the Issuer in order to permit the Agent and its solicitor to conduct such due diligence investigation of the business and affairs of the Issuer which are reasonably necessary to allow the Agent to perform its services under this Agreement.

7.             OFFERING RESTRICTIONS

7.1           Except as set out in Sections 7.2 and Section 8 hereof, the Agent will only sell the Notes to persons who represent themselves as being:

(a)                                  persons purchasing as principal; and

(b)                                 qualified to purchase the Notes under the Exemptions.

7.2           None of the Issuer, the Agent, any of its or their respective affiliates, or any person acting on behalf of the foregoing have made or will make any offer to sell, solicitation of an offer to buy or sale of any Notes except (i) with respect to offers and sales to Accredited Investors in reliance upon an exemption from registration under Rule 506 of Regulation D and in compliance with Section 7 and 8 hereof, (ii) in compliance with applicable laws of each jurisdiction in which such offers and sales are made, whether in the U.S. or any other Selling Jurisdiction and (iii) in a manner that will not require the registration or the filing of a prospectus or offering memorandum with respect to the Notes under the laws of any jurisdiction.

7.3           None of the Agent or its affiliates, or any person acting on behalf of the foregoing, have engaged or will engage in any Directed Selling Efforts.

7.4           The Private Placement has not been and will not be advertised in any way.

7.5           No selling or promotional expenses will be paid or incurred in connection with the Private Placement, except for professional services or for services performed by a registered dealer.

8.             U.S. LAW

8.1           Representations of the Issuer Regarding U.S. Securities Laws

The Issuer represents, warrants, covenants and agrees that:

(a)                                  it is not, as a result of the sale of the Notes will not be, and, for so long as any Notes are outstanding, agrees not to become, registered or required to register as an “investment company” under the United States Investment Company Act of 1940, as amended;

(b)                                 during the period in which the Notes are offered for sale none of it, its affiliates, or any person acting on its or their behalf (excluding the Agent, its respective affiliates or any person acting on its or their behalf, in respect of which no representation is made) has made or will make any Directed Selling Efforts, or has taken or will take any action in violation of Regulation M or has taken or will take any action that would cause the exemption from registration under Rule 506 of Regulation D to be unavailable for offers and sales of the Notes pursuant to this Agreement;

(c)                                  none of the Issuer, any of its affiliates or any person acting on its or their behalf (other than the Agent, their respective affiliates or any person acting on its or their behalf, in respect of which no representation is made) has offered or will offer to sell, or has solicited or will solicit offers to buy, any of the Notes by means of any form of General Solicitation or General Advertising or in any other manner involving a public offering within the meaning of Section 4(2) of the U.S. Securities Act;

(d)                                 the Issuer has not, for a period of six months prior to the commencement of the offering of Notes, sold, offered for sale or solicited any offer to buy any of its securities in a manner that would be integrated with the offer and sale of the

Notes pursuant to this Agreement, would cause the exemption from registration set forth in Rule 506 of Regulation D to become unavailable with respect to the offer and sale of the Notes pursuant to this Agreement; and

(e)                                  neither the Issuer nor any of its predecessors or affiliates has been subject to any order, judgment, or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining such person for failure to comply with Rule 503 of Regulation D.

8.2           Representations of the Agent Regarding U.S. Securities Laws

The Agent acknowledges that the Securities have not been registered under the U.S. Securities Act or applicable state securities laws and may not be offered, except to Accredited Investors; and only pursuant to Rule 506 of Regulation D. Accordingly, the Agent, on its own behalf and on behalf of its affiliates, represents, warrants and covenants to the Issuer that, with respect to each offer of Notes, it has offered and will offer the Notes to offerees only in the following manner:

(a)                                  the Agent will offer the Notes in the United States and to, or for the account or benefit of, U.S. Persons, only through the Agent, which is a broker dealer registered pursuant to Section 15(b) of the U.S. Exchange Act and in good standing with the Financial Industry Regulatory Authority (“FINRA”), and only in compliance with all applicable U.S. federal and state laws and regulations governing the conduct of broker dealers, in states of the United States where the Agent is registered, or otherwise exempt from registration;

(b)                                 no form of General Solicitation or General Advertising has been or will be used by the Agent, its affiliates or anyone acting on its or their behalf in connection with the offer of the Notes and no offers will be made in any manner involving a public offering within the meaning of Section 4(2) of the U.S. Securities Act;

(c)                                  any offer or solicitation of an offer to buy Notes by the Agent, its affiliates and persons acting on behalf of any of them that has been made or will be made pursuant to the Private Placement, was or will be made only to persons who are, or are reasonably believed to be, Accredited Investors, and in transactions that are exempt from registration under the U.S. Securities Act under Rule 506 of Regulation D and similar exemptions from registration under applicable state securities laws and require no filings or actions pre-offer or pre-sale except as otherwise agreed by the Issuer;

(d)                                 it has not entered and will not enter into any contractual arrangement with respect to the distribution of the Notes, except with its affiliates or with the prior written consent of the Issuer.  It shall require each selling group member to agree in writing, to comply with, and shall use its best efforts to ensure that each selling group member complies with the same provisions of this Section 8.2 as apply to such Agent as if such provisions applied to such selling group member;

(e)                                  none of the Agent, its affiliates or any person acting on their behalf will use any written material on connection with the offer of sale of the Notes, other than the subscription agreement in the form agreed upon by the Agent and the Issuer;

(f)                                    immediately prior to soliciting any prospective Purchaser or person acting on behalf of such Purchaser, the Agent, its affiliates, and any person acting on its or their behalf, had reasonable grounds to believe and did believe that each such prospective Purchaser was an Accredited Investor, and at the time of completion of each sale to, or for the benefit or account of each Purchaser, the Agent, its respective affiliates, and any person acting on its or their behalf will have reasonable grounds to believe and will believe, that each such Purchaser is an Accredited Investor;

(g)                                 the Agent may offer the Notes only to offerees with respect to which the Agent has a pre-existing relationship such that the Agent is in a position to determine that the offeree, or beneficial purchaser, if any, for whom the offeree is acting as trustee or agent, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Notes;

(h)                                 prior to the sale of Notes to any Purchaser, the Agent will inform all purchasers of the Notes that neither the Notes nor the securities issuable upon conversion thereof have been or will be registered under the U.S. Securities Act or applicable state securities laws and are being offered and sold to them without registration under the U.S. Securities Act in reliance on Rule 506 of Regulation D and in reliance upon similar exemptions from registration available under applicable state securities laws;

(i)                                     on Closing, the Agent will provide a certificate, substantially in the form of Appendix I, relating to the manner of the offer and sale of the Notes;

(j)                                     none of the Agent, its respective affiliates, or any person acting on their behalf, has taken or will take, directly or indirectly, any action in violation of Regulation M with respect to the offering of the Notes;

(k)                                  prior to completion of any sale of Notes, the Agent shall cause each Purchaser of Notes to execute a subscription agreement in the form agreed upon by the Agent and the Issuer, including a properly and duly completed U.S. Accredited Investor Status Certificate;

(l)                                     the Agent shall provide the Issuer with a list of all Purchasers in the United States, who are U.S. Persons or who were offered Notes in the United States, so as to assist the Issuer in satisfying their obligations under Section 10.5 and to permit the Issuer to submit any and all filings required pursuant to the U.S. Securities Act and applicable state laws; and

(m)                               the representations and warranties and covenants of the Agent contained in this Section 8.2 shall be true and correct as of the Closing, with the same force and effect as if then made by the Agent.

9.             SUBSCRIPTIONS

9.1           The Agent will obtain from each Purchaser, and deliver to the Issuer, on or before Closing duly completed and signed subscriptions in the form consented to by the Issuer and the Agent and executed by the Purchaser.

10.          FILINGS WITH THE REGULATORY AUTHORITIES

10.1         The Issuer will forthwith give to the Exchanges written notice of the terms of this Agreement and the proposed Private Placement and all other information required by the Exchange Policies (the “Notices”).

10.2         The Issuer will forthwith on receipt provide the Agent and its solicitor with a copy of the preliminary and final letters of acceptance of the Notices from the Exchanges; provided, however that the Agent acknowledges that with respect to AMEX, only a Final Letter of approval will be issued and provided accordingly.

10.3         The Issuer will file all required documents, pay all required filing fees and use all reasonable commercial efforts to undertake any other actions required by the Exchange Policies in order to obtain the approval of the Exchanges to the Private Placement.

10.4         Upon Closing, the Issuer will give the Exchanges immediate notice in writing of such fact.

10.5         Within fifteen (15) days of the Closing where any Purchasers in the United States or who are U.S. Persons purchase Notes, the Issuer shall file a notice in Form D with the SEC and any applicable state securities commissions, if required.

11.          CLOSING

11.1         In this Section:

(a)                                  “Certificates” means the certificates representing the Notes and Agent’s Common Share Purchase Warrants to be issued on Closing, in the names and denominations reasonably requested by the Agent or the Purchasers, as the case may be; and

(b)                                 “Proceeds” means the gross proceeds of the sale of Notes on Closing, less:

(i)                                     any portion of the Agent’s Fee which is payable in cash;

(ii)                                  subject to Section 17, the reasonable expenses of the Agent in connection with the Private Placement which have not been paid by the Issuer.

11.2         If the Agent has satisfied all its material obligations under the Agreement, the Issuer will, on Closing, issue and deliver the Certificates to the Agent against payment of the Proceeds.

11.3         If the Issuer has satisfied all of its material obligations under this Agreement, the Agent will, on Closing, pay the Proceeds to the Issuer against delivery of the Certificates.

11.4                          The Issuer will endorse the Certificates with such legends as required by the Applicable Legislation, United States federal or state securities laws and the Exchange Policies.

12.                             CONDITIONS OF CLOSING

12.1                          The obligations of the Agent on Closing will be conditional upon the following:

(a)                                on Closing, the Issuer will have delivered to the Agent and its solicitor a favourable opinion or opinions of the Issuer’s solicitors dated as of the date of Closing, in a form acceptable to the Agent and its solicitor as to all legal matters reasonably requested by the Agent relating to the business of the Issuer and the creation, issuance and sale of the Securities;

(b)                                each representation and warranty of the Issuer which is contained in this Agreement continues to be true, and the Issuer has performed or complied with all of its covenants, agreements and obligations under this Agreement;

(c)                                no Commission has advised the Issuer in writing that its securities are not eligible for the four month hold period provided for in NI 45-102;

(d)                               on Closing, the Issuer will have delivered to the Agent an opinion of United States counsel, in form reasonably acceptable to the Agent and its counsel, to the effect that the offer and sale of Notes in the United States, if completed in compliance with this Agreement, is not required to be registered under the U.S. Securities Act;

(e)                                 on Closing, the Issuer will deliver a certificate signed on behalf of the Issuer by any two of the Chief Executive Officer, the Chief Financial Officer and Secretary of the Issuer addressed to the Agent and to the Purchasers and dated the day of Closing, in form and content satisfactory to the Agent and its solicitor, acting reasonably, certifying for and on behalf of the Issuer, that:

(i)                                    the articles of the Issuer attached to the certificate are full, true and correct copies, unamended, and in effect on the date thereof;

(ii)                                 the resolutions of the Issuer’s board of directors attached to the certificate relating to the matters in connection with the Private Placement are full, true and correct copies thereof and have not been modified or rescinded as of the date thereof;

(iii)                             no order ceasing or suspending trading in any securities of the Issuer or prohibiting the issue and sale of the Securities or any of the Issuer’s issued securities has been issued or made by any stock exchange, securities commission or regulatory authority and is continuing and in effect, and no proceedings for such purpose are pending or, to the knowledge of such officers, threatened;

(iv)                             to the best knowledge of such officers, there has been no Material Change (actual, proposed or prospective, whether financial or otherwise) in the business, business prospects, affairs, operations, assets, liabilities (contingent or otherwise) of or to the capital of the Issuer, or change in a Material Fact, that has not been generally disclosed pursuant to Section 13.1 hereof;

(v)                               the representations and warranties of the Issuer contained herein are true and correct as of the Closing with the same force and effect as if made by the Issuer at the Closing, after giving effect to the transactions contemplated herein;

(vi)                            the Issuer has complied with all the covenants and satisfied all the terms and conditions of this Agreement on its part to be complied with or satisfied at or prior to the Closing; and

(vii)                         such other matters as may be reasonably requested by the Agent, the Agent’s counsel or the Issuer’s counsel;

(f)                                   on Closing, the Issuer will have entered into and delivered to the Agent and its solicitor the Senior Secured Note Indenture; and

(g)                                 on Closing, the Issuer will have delivered to the Agent and its solicitor such other documents relating to the Private Placement or the affairs of the Issuer as the Agent or its solicitor may reasonably request.

12.2                         Closing and the obligations of the Issuer and the Agent to complete the issue and sale of the Securities are subject to:

(a)                                  receipt of approval of the board of directors of the Issuer in connection with the Private Placement;

(b)                                 on Closing, the Issuer will have made and/or obtained the necessary filings, approvals, consents and acceptances to or from the Regulatory Authorities required to be made or obtained by the Issuer in connection with the Private Placement prior to the Closing, on terms which are acceptable to the Issuer and the Agent acting reasonably;

(c)                                  the TSX will have conditionally approved the listing of the Note Shares and the Agent’s Warrant Shares, subject only to compliance with the usual conditions of the TSX;

(d)                                 the AMEX will have approved the listing of the Note Shares and the Agent’s Warrant Shares, subject only to compliance with the usual conditions of the AMEX; and

(e)                                  the removal or partial revocation of any cease trading order or trading suspension made by any competent authority to the extent necessary to complete the Private Placement.

13.                             MATERIAL CHANGES

13.1                         The Issuer agrees that if, between the date of this Agreement and the Closing a Material Change, or a change in a Material Fact occurs, the Issuer will:

(a)                                  as soon as practicable notify the Agent in writing, setting forth the particulars of such change;

(b)                                 as soon as practicable, issue and file with the Regulatory Authorities a press release that is authorized by a senior officer disclosing the nature and substance of the change;

(c)                                  as soon as practicable file with the Commissions the report required by the applicable securities legislation and in any event no later than 10 days after the date on which the change occurs; and

(d)                                 provide copies of that press release, when issued, and that report, when filed, to the Agent and its solicitor.

14.                             RESALE RESTRICTIONS

14.1                         In Canada, the Securities will be subject to a four-month and a day hold period in Canada from Closing in accordance with Applicable Legislation, and certificates evidencing such Securities will bear a restrictive legend to that effect.

14.2                         The Securities will also be subject to resale limitations in the United States imposed by the U.S. Securities Act and the applicable state securities laws.

15.                             TERMINATION

15.1                         The Agent may terminate its obligations under this Agreement by notice in writing to the Issuer at any time before the Closing if:

(a)                                  there shall have occurred a Material Change in relation to the Issuer that would have a Material Adverse Effect or a development relating to the Issuer that would have a Material Adverse Effect;

(b)                                 there is an event, accident, governmental law or regulation or other occurrence of any nature which, in the opinion of the Agent, acting reasonably and in good faith, seriously affects or will seriously affect the financial markets, or the business of the Issuer or the ability of the Agent to perform its obligations under this Agreement, or a Purchaser’s decision to purchase the Notes;

(c)                                  the Securities cannot, in the opinion of the Agent, acting reasonably and in good faith, be marketed due to the state of the financial markets, or the market for the Notes in particular;

(d)                                 there shall have occurred any change in the Applicable Legislation, or any inquiry, investigation or other proceeding is made or any order is issued under or pursuant to any statute of Canada or the Selling Jurisdictions or the Exchanges in

relation to the Issuer or any of its securities (except for any inquiry, investigation or other proceeding or order based upon activities of the Agent and not upon activities of the Issuer or its subsidiaries), which, in the opinion of the Agent, prevents or restricts trading in or the distribution of the Securities or adversely affects or might reasonably be expected to adversely affect the investment quality or marketability of the Notes;

(e)                                  any order to cease, halt or suspend trading (including an order prohibiting communications with persons in order to obtain expressions of interest) in the securities of the Issuer prohibiting or restricting the Private Placement is made by a competent regulatory authority and that order is still in effect; or

(f)                                    the Issuer is in breach of any material term of this Agreement.

15.2                           The Agent’s obligations hereunder will terminate if the Exchanges do not issue their final letter of acceptance, subject only to usual post-Closing filings with the Exchanges, as applicable, of the Private Placement within 90 days of the date of this Agreement, unless otherwise agreed in writing by the Agent.

16.                              WARRANTIES, REPRESENTATIONS AND COVENANTS

16.1                          The Issuer warrants and represents to and covenants with the Agent that:

(a)                                  the Issuer and its subsidiaries are valid and subsisting corporations duly incorporated and in good standing under the laws of the jurisdiction in which they are incorporated, continued or amalgamated;

(b)                                 the Issuer and its subsidiaries are duly registered and licensed to carry on business in the jurisdictions in which they carry on business or own property where so required by the laws of that jurisdiction and are not otherwise precluded from carrying on business or owning property in such jurisdictions by any other commitment, agreement or document except where failure to do so would not have a Material Adverse Effect;

(c)                                  the Issuer has full corporate power and authority to carry on its business as now carried on by it and to undertake the Private Placement, and this Agreement and the Senior Secured Note Indenture are, or will be by the Closing, duly authorized by all necessary corporate action on the part of the Issuer and constitute legal, valid and binding agreements of the Issuer enforceable against the Issuer in accordance with their respective terms, subject to laws relating to creditors’ rights generally, the availability of equitable remedies and except as to rights to indemnify and contribution may be limited by applicable laws;

(d)                                 all of the material transactions of the Issuer are promptly and properly recorded or filed in its books or records and its minute books or records contain all records of the meetings and proceedings of its directors, shareholders, and other committees, if such material transactions were required by Applicable Legislation or the Issuer’s constating documents to have been approved by directors or shareholders of the Issuer;

(e)                                 as of the date hereof, the authorized capital of the Issuer consists of an unlimited number of Common Shares of which [●] Common Shares are issued and outstanding as fully paid and non-assessable and no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming such a right, agreement or option, for the issue or allotment of any unissued shares in the capital of the Issuer or its subsidiaries or any other security convertible into or exchangeable for any such shares, or to require the Issuer or its subsidiaries to purchase, redeem or otherwise acquire any of the issued and outstanding shares in its capital other than as disclosed in the Disclosure Record;

(f)                                   the Issuer will reserve or set aside sufficient shares in its treasury to issue the Note Shares and the Agent’s Warrant Shares and upon receipt of the consideration therefor all such shares will be duly and validly issued as fully paid and non-assessable;

(g)                                 except as qualified by the Disclosure Record, the Issuer or its subsidiaries is the legal and beneficial owner of and has good and marketable title to the properties, business and assets or the interests in the properties, business or assets referred to in the Disclosure Record, all agreements by which the Issuer holds an interest in a property, business or assets are in good standing according to their terms and the properties are in good standing under the applicable laws of the jurisdictions in which they are situated and all filings and work commitments required to maintain the properties in good standing have been properly recorded and filed in a timely manner with the appropriate regulatory body and there are no mortgages, liens, charges, encumbrances or any other interests in or on such properties other than as disclosed in the Disclosure Record except where failure to do so would not have a Material Adverse Effect;

(h)                                 the Disclosure Record and all financial, marketing, sales and operational information provided to the Agent do not contain any misrepresentations (as such term is defined in the Applicable Legislation) and the Disclosure Record contains an accurate list of recorded title to mining claims under the relevant laws described in the Disclosure Record (the “Properties”).  The Properties are the only mineral properties in which the Issuer has an interest and are held under valid, subsisting and enforceable title documents sufficient to permit the Issuer to explore the minerals relating thereto, all such mining claims have been validly located and recorded in accordance with all applicable laws and are valid and subsisting, the Issuer has or is in the process of obtaining (and have no reason to believe they will not obtain in the ordinary course but cannot represent that they will obtain them) all necessary surface rights, access rights and other necessary rights and interests relating to the Properties granting the Issuer the right and ability to explore for minerals, ore and metals for development purposes as are appropriate in view of the rights and interest therein of the Issuer with only such exceptions as do not materially interfere with the use made by the Issuer of the rights or interests so held;

(i)                                   the financial statements filed with the Commissions or supplied by the Issuer to the Agent in connection with the Private Placement have been prepared in accordance with Canadian generally accepted accounting principles, present fairly, in all material respects, the financial position and all material liabilities (accrued, absolute, contingent or otherwise) of the Issuer, and its subsidiaries, as of the date thereof, and there have been no changes not disclosed in the Disclosure Record which would have a Material Adverse Effect in the financial position of the Issuer since the date thereof and the business of the Issuer has been carried on in the usual and ordinary course consistent with past practice since the date thereof;

(j)                                   the auditors of the Issuer who audited the financial statements of the Issuer for the most recent financial year-end and who provided their audit report thereon are independent public accountants as required under Applicable Legislation and there has never been a reportable disagreement (within the meaning of National Instrument 51-102 Continuous Disclosure Obligations) with the present auditors of the Issuer;

(k)                                the Issuer has complied and will comply fully with the requirements of, the Applicable Legislation in relation to the issue and trading of its securities and in all matters relating to the Private Placement, and the issuer is not currently in default of any filings with the Commissions;

(l)                                   except where failure to do so would not have a Material Adverse Effect, to the knowledge of the Issuer, the Issuer is in compliance with all applicable laws, regulations and statutes (including all environmental laws and regulations) in the jurisdictions in which it carries on business and which may materially affect the Issuer, has not received a notice of non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that could give rise to a notice of non-compliance with any such laws, regulations and statutes, and is not aware of any pending change or contemplated change to any applicable law or regulation or governmental position that would have a Material Adverse Effect on the business of the Issuer or the business or legal environment under which the Issuer operates;

(m)                             to the best of its knowledge, the Issuer has not caused or permitted the release, in any manner whatsoever, of any pollutants, contaminants, chemicals or industrial toxic or hazardous waste or substances (collectively, the “Hazardous Substances”) on or from any of its Properties or assets which would have a Material Adverse Effect nor does the Issuer have any reason to believe that it is potentially responsible for a clean-up site or corrective action under any applicable laws, statutes, ordinances, by-laws, regulations, or any orders, directions or decisions rendered by any government, ministry, department or administrative regulatory agency relating to the protection of the environment, occupational health and safety or otherwise relating to dealing with Hazardous Substances;

(n)                               there is not presently, and will not be until Closing, any Material Change or change in any Material Fact relating to the Issuer which has not been or will not be fully disclosed to the public in accordance with the Issuer’s obligations under applicable laws;

(o)                                 the issue and sale of the Securities by the Issuer and the Agent, as applicable, and the Issuer’s execution and delivery of the Senior Secured Note Indenture does not and will not conflict with, and does not and will not result in a breach of, or constitute a default under (A) any statute, rule or regulation applicable to the Issuer including, without limitation, the Applicable Legislation; (B) the constating documents, by-laws or resolutions of the Issuer which are in effect at the date hereof; (C) any agreement, debt instrument, mortgage, note, indenture, instrument, lease or other document to which the Issuer is a party or by which it is bound; or (D) any judgment, decree or order binding the Issuer or the Properties or assets of the Issuer;

(p)                                 except as disclosed on Schedule A, neither the Issuer nor any of its subsidiaries is a party to any actions, suits or proceedings which could have a material adverse effect on the Issuer’s business or financial condition, and to the best of the Issuer’s knowledge no such actions, suits or proceedings are contemplated or have been threatened;

(q)                                 there are no judgments against the Issuer or any of its subsidiaries which are unsatisfied, nor are there any consent decrees or injunctions to which the Issuer or any of its subsidiaries, if any, is subject;

(r)                                    the Issuer is a “reporting issuer” in each of the provinces of Canada and the Yukon Territory, and is a reporting company under the U.S. Exchange Act, and is not in default of any of the requirements of the Applicable Legislation or any of the administrative policies or notices of the Regulatory Authorities;

(s)                                  no order ceasing, halting or suspending trading in securities of the Issuer nor prohibiting the sale of such securities has been issued to and is outstanding against the Issuer or its directors, officers or promoters and, to the best of the Issuer’s knowledge, no investigations or proceedings for such purposes are pending or threatened;

(t)                                    the Issuer and its subsidiaries, have filed all federal, provincial, local and foreign tax returns which are required to be filed, or have requested extensions thereof, and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, or any amounts due and payable to any governmental authority, to the extent that any of the foregoing is due and payable except where failure to do so would not have a Material Adverse Effect;

(u)                                 the Issuer and its subsidiaries, have established on their books and records reserves which are adequate for the payment of all taxes not yet due and payable and there are no liens for taxes on the assets of the Issuer or its subsidiaries, if any, except for taxes not yet due, and there are no audits of any of the tax returns of the Issuer or its subsidiaries, which are known by the Issuer’s management to be pending, and there are no claims which have been or that to the Issuer’s knowledge may be asserted relating to any such tax returns which, if determined adversely, would result in the assertion by any governmental agency of any deficiency which would have a Material Adverse Effect on the Properties, business or assets of the Issuer or its subsidiaries;

(v)                                other than as disclosed in the financial statements of the Issuer, the Issuer does not have any loans or other indebtedness outstanding which has been made to any of its shareholders, officers, directors or employees, past or present, or any person not dealing at “arm’s length” (as such term is used in the Income Tax Act (Canada));

(w)                              the Issuer shall not take any action which would be reasonably expected to result in the delisting or suspension of its common shares on or from either of the Exchanges or on or from any stock exchange, market or trading or quotation facility on which its Common Shares are listed or quoted and the Issuer shall comply, in all material respects, with the rules and regulations thereof;

(x)                                  other than the Agent, no person or firm acting at the request of the Issuer is entitled to any brokerage, agency or finder’s fee in connection with the Private Placement;

(y)                                the Issuer has and will have filed and will file all documents that are required to be filed under the continuous disclosure and other applicable reporting provisions of the Applicable Legislation (including, without limitation, National Instrument 43-101), including annual and interim financial information and annual reports, press releases disclosing Material Changes and material change reports;

(z)                                  the Issuer is not in default of any material term, covenant or condition under or in respect of any judgement, order, material agreement or instrument to which it is a party or to which it or any of the properties or assets thereof are or may be subject, and no event has occurred and is continuing, and no circumstance exists which has not been waived, which constitutes an “Event of Default” or a default in respect of any commitment, material agreement, document or other instrument to which the Issuer is a party or by which it is otherwise bound entitling any other party thereto to accelerate the maturity of any amount owing thereunder or which could result in a Material Adverse Effect;

(aa)                           the warranties and representations in this Section are true and correct and will remain so as of Closing;

(bb)                         the Common Shares of the Issuer are listed for trading on the Exchanges and the Issuer is in compliance with the rules and regulations of such bodies;

(cc)                           the representations and warranties made by the Issuer in this Agreement and in each other certificate, agreement or other document delivered by the Issuer or any of its representatives pursuant hereto and the other information furnished to the Agent by the Issuer or any of its officers and directors did not contain at the time made or, if set forth herein, does not contain any untrue statement by the Issuer of a material fact or omit to state any material fact necessary to make the statements therein or herein, in light of the circumstances under which they are made, not misleading.  Except as set forth in the Disclosure Record, there is no fact that the Company has not disclosed to the Agent  in writing and of which any of its officers, directors or executive employees is aware and that has had or would reasonably be expected to have a Material Adverse Effect; and

(dd)                         the Issuer has not provided or disclosed to the Agent or any Purchaser any material non-public information about the Issuer.

16.2                         The Agent warrants, represents and covenants to the Issuer that:

(a)                                  it holds all registrations or qualifications (including under the Applicable Legislation) as required to carry out its obligations hereunder and has observed and will observe all applicable laws and regulations or similar enactments applicable in respect of the Private Placement in each of the jurisdictions in which it may offer or sell the Notes;

(b)                                 the Agent will, and will establish reasonable procedures to, hold in confidence all information received by it from the Issuer which has not been generally disclosed to the public, will not use such information other than for purposes of the Private Placement and will not knowingly disclose such information, except as required in its opinion, acting reasonably, to discharge its obligations (a) under this Agreement; or (b) under applicable law or regulatory policy;

(c)                                  the Agent is a valid and subsisting partnership, properly formed under its jurisdiction of creation and has the power and capacity to carry out its obligations under this Agreement and this Agreement has been duly authorized, executed and delivered by the Agent and is a valid and binding Agreement of the Agent enforceable against it in accordance with its terms;

(d)                                 it will offer the Notes in compliance with the terms and conditions of this Agreement and the Applicable Legislation, including United States federal and state securities laws;

(e)                                  it will not make available to prospective Purchasers of Notes any document or material that would constitute an offering memorandum, preliminary prospectus or prospectus, as applicable, as defined under the Applicable Legislation, including the United States federal and state securities laws nor will it conduct its activities so as to require registration or the filing of a prospectus or offering memorandum under the laws of any jurisdiction and will cause similar covenants to be contained in any agreement with any selling firms in connection with the Private Placement;

(f)                                    it will not trade in Notes or otherwise do any act in furtherance of a trade of Notes outside of the Selling Jurisdictions, except as contemplated in the Subscription Agreements, this Agreement or otherwise with the prior consent of the Issuer, not to be unreasonably withheld;

(g)                                 it will not engage in any General Solicitation or General Advertising and accordingly will not advertise the proposed sale of the Notes in printed media of general and regular paid circulation, or broadcast over radio or television or otherwise conduct any seminar or meeting concerning the offer or sale of the Notes where attendees have been invited by General Solicitation or General Advertising;

(h)                                it will not solicit subscriptions for Notes except in accordance with the terms and conditions of this Agreement;

(i)                                    it will obtain from each Purchaser an executed subscription agreement including a properly and duly completed U.S. Accredited Investor Status Certificate and such forms as may be required by the Securities Commissions or other similar regulatory authority or the Issuer as supplied by the Issuer to the Agent; and

(j)                                    it will provide to the Issuer all necessary information in respect of the Agents and the Purchasers to allow the Issuer to file, with the Securities Commissions or other similar regulatory authority, if required, reports of the trades of the Notes in accordance with Applicable Legislation.

17.                              EXPENSES OF AGENT

17.1                          The Issuer will pay all of the expenses of the Private Placement and all the expenses reasonably incurred by the Agent in connection with the Private Placement including, without limitation, the reasonable fees and expenses of the solicitor for the Agent.

17.2                         The Issuer will pay the expenses referred to in the previous Subsection if the transactions contemplated by this Agreement are completed or if the transactions contemplated by this Agreement are not completed due to a failure of the Issuer to comply with the terms of this Agreement.

17.3                         The Agent may, from time to time, render accounts for its expenses in connection with the Private Placement to the Issuer for payment on or before the dates set out in the accounts.

17.4                         The Issuer authorizes the Agent to deduct its reasonable expenses in connection with the Private Placement from the proceeds of the Private Placement and any advance payments made by the Issuer, including expenses for which an account has not yet been rendered.

18.                             INDEMNITY

18.1                         The Issuer (the “Indemnitor”) hereby agrees to indemnify and hold the Agent, and its affiliates, and each of their directors, officers, employees and agents (hereinafter referred to as the “Personnel”) harmless from and against any and all losses (other than loss of profits), fees, claims, actions (including shareholder actions, derivative actions or otherwise), damages, obligations, or liabilities, whether joint or several, and will reimburse the Agent and/or Personnel for all reasonable expenses including the reasonable fees and expenses of their counsel), that may be incurred in advising with respect to and/or defending any actual or threatened claims, actions, suits, investigations or proceedings to which the Agent and/or the Personnel may become subject or otherwise involved in any capacity under any statute or common law, or otherwise insofar as such expenses, losses, claims, damages, liabilities or actions arise out of or are based, directly or indirectly, upon the performance of professional services rendered to the

Indemnitor by the Agent and the Personnel hereunder, or otherwise in connection with the matters referred to in this Agreement (including the aggregate amount paid in reasonable settlement of any such actions, suits, investigations, proceedings or claims that may be made against the Agent and/or the Personnel, provided that the Indemnitor has agreed to such settlement), provided, however, that this indemnity shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that:

(a)                                  the Agent and/or the Personnel have been negligent or have committed wilful misconduct or any fraudulent or illegal act or acted in bad faith in the course of such performance; and

(b)                                 the expenses, losses, claims, damages or liabilities, as to which indemnification is claimed, were directly caused by the negligence, wilful misconduct, illegality or fraud or bad faith referred to in Section 18.1(a).

18.2                           Without limiting the generality of the foregoing, this indemnity shall apply to all expenses (including legal expenses), losses, claims and liabilities that the Agent may incur as a result of any action or litigation that may be threatened or brought against the Agent.

18.3                           If for any reason (other than the occurrence of any of the events itemized in Sections 18.1(a) and 18.1(b) above), the foregoing indemnification is unavailable to the Agent or any Personnel  held unenforceable, although otherwise applicable in accordance with its terms then the Indemnitor shall contribute to the amount paid or payable by the Agent or any Personnel  for which such indemnification is held unenforceable in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnitor on the one hand and the Agent or any Personnel on the other hand but also the relative fault of the Indemnitor and the Agent or any Personnel, as well as any relevant equitable considerations; provided that to the extent permitted by applicable law, in no event shall the Agent and/or Personnel be required to contribute an aggregate amount in excess of the aggregate fees actually paid to the Agent under this Agreement.

18.4                           The Indemnitor agrees that in case any legal proceeding shall be brought against the Indemnitor and/or the Agent by any governmental commission or regulatory authority or any stock exchange or other entity having regulatory authority, either domestic or foreign, or shall investigate the Indemnitor and/or the Agent, and/or any Personnel of the Agent shall be required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding, in connection with, or by reason of the performance of professional services rendered to the Indemnitor by the Agent, the Agent shall have the right to employ its own counsel in connection therewith provided the Agent acts reasonably in selecting such counsel, and the reasonable fees and expenses of such counsel as well as the reasonable costs (including an amount to reimburse the Agent for time spent by the Agent’s Personnel in connection therewith) and out-of-pocket expenses incurred by their Personnel in connection therewith.

18.5                           Promptly after receipt of notice of the commencement of any legal proceeding against the Agent or any of the Personnel or after receipt of notice of the commencement or any investigation, which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Indemnitor, the Agent or Personnel, as applicable,  will notify the Indemnitor in writing of the commencement thereof and, throughout the course thereof, will provide copies of all relevant documentation to the Indemnitor, will keep the Indemnitor advised of the progress thereof and will discuss with the Indemnitor all significant actions proposed.  However, the failure by the Agent to notify the Indemnitor will not relieve the Indemnitor of its obligations to indemnify the Agent and/or any Personnel except as and to the extent that failure of such timely notice materially prejudices the Indemnitor.  The Indemnitor shall, on behalf of itself and the Agent and/or any Personnel, as applicable, be entitled to (but not required) to assume the defence of any suit brought to enforce such legal proceeding; provided, however, that the defence shall be conducted through legal counsel acceptable to the Agent and/or any Personnel, as applicable, acting reasonably, that no settlement of any such legal proceeding may be made by the Indemnitor without the prior written consent of the Agent and/or any Personnel, as applicable, and none of the Agent and/or any Personnel, as applicable, shall be liable for any settlement of any such legal proceeding unless it has consented in writing to such settlement, such consent not to be unreasonably withheld.  In the event, however, that such Agent and/or Personnel reasonably determines in its judgment that representation by common counsel would be inappropriate due to actual or potential differing interests or if the Indemnitor fails to assume the defense of the action, suit, proceeding or investigation in a timely manner, then such Agent and/or Personnel may employ separate counsel to represent or defend it in any action, suit, proceeding or investigation and the Indemnitor will pay the reasonable fees and disbursements of such counsel; provided, however, that the Indemnitor will not be required to pay the fees and disbursements of more than one separate counsel for the Agent and Personnel collectively in any jurisdiction in any single action or proceeding.  In any action or proceeding the defense of which the Indemnitor assumes, the Agent and/or Personnel will have the right to participate in such litigation and to retain its own counsel at the sole expense of such Agent and/or Personnel.

18.6                           The indemnity and contribution obligations of the Indemnitor shall be in addition to any liability which the Indemnitor may otherwise have, shall extend upon the same terms and conditions to the Personnel of the Agent and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnitor, the Agent and any of the Personnel of the Agent. The foregoing provisions shall survive the completion of professional services rendered under this Agreement or any termination of this Agreement.

19.                               ASSIGNMENT AND SELLING GROUP PARTICIPATION

19.1                           The Agent will not assign this Agreement or any of its rights or obligations under this Agreement or, with respect to the Securities, enter into any agreement in the nature of an option or a sub-option unless and until, for each intended transaction, the Agent has obtained the prior written consent of the Issuer, and any required notice has been given to and accepted by the Regulatory Authorities.

19.2                           The Agent may offer selling group participation in the normal course of the brokerage business to selling groups of other licensed dealers, brokers and investments dealers, who may or who may not be offered part of the Agent’s Fee.

20.                               NOTICE

20.1                           Any notice under this Agreement will be given in writing and must be delivered or sent by facsimile transmission to the party to which notice is to be given at the address indicated above, or at another address designated by the party in writing.

20.2         If notice is sent by facsimile transmission or is delivered, it will be deemed to have been given at the time of transmission or delivery.

21.          TIME

21.1         Time is of the essence of this Agreement.

22.          SURVIVAL OF REPRESENTATIONS AND WARRANTIES

22.1         The representations, warranties, covenants and indemnities of the Issuer and the Agent contained in this Agreement will survive Closing for a period of two years.

23.          LANGUAGE

23.1         This Agreement is to be read with all changes in gender or number as required by the context.

24.          ENUREMENT

24.1         This Agreement enures to the benefit of and is binding on the parties to this Agreement and their successors and permitted assigns.

25.          CURRENCY

25.1         All references in this Agreement to dollars, unless otherwise specifically indicated, are expressed in United States currency.

26.          HEADINGS

26.1         The headings in this Agreement are for convenience of reference only and do not affect the interpretation of this Agreement.

27.          ENTIRE AGREEMENT

27.1         This Agreement constitutes the entire agreement and supersedes any other previous agreements between the parties and there are no other terms, conditions, representations or warranties whether express, implied, oral or written by the Issuer or the Agent.

28.          COUNTERPARTS

28.1         This Agreement may be executed in two or more counterparts and may be delivered by facsimile or other electronic transmission, each of which will be deemed to be an original and all of which will constitute one agreement, effective as of the reference date given above.

29.          LAW

29.1         This Agreement is governed by the law of the province of British Columbia, and the parties hereto irrevocably attorn and submit to the jurisdiction of the courts of the province of British Columbia with respect to any dispute related to this Agreement.

This document was executed and delivered as of the date given above:

VISTA GOLD CORP.

Per:

CASIMIR CAPITAL L.P.

Per:
Richard Sands Chief Executive Officer

APPENDIX I

AGENT’S CERTIFICATE

In connection with the private placement of Notes of Vista Gold Corp. (the “Issuer”) pursuant to the agency agreement dated for reference February       , 2008 (the “Agency Agreement”) between the Issuer and Casimir Capital L.P. (the “Agent”), the undersigned Agent does hereby certify as follows:

(a)                                 the Notes have been offered and sold in the United States only through the Agent, which was on the dates of such offers and sales, and is on the date hereof, a duly registered broker or dealer pursuant to Section 15(b) of the U.S. Exchange Act and under the securities laws of each state in which such offers and sales were made (unless exempted from the respective state’s broker dealer registration requirements) and was and is a member in good standing with FINRA and is in good standing with the SEC;

(b)                                all offers and sales of Notes in the United States or to, or for the benefit or account of, U.S. Persons have been effected through the Agent in accordance with all applicable federal and states laws and regulations governing the registration and conduct of securities brokers and dealers;

(c)                                 each offeree that was in the United States, or was acting for the benefit or account of, a U.S. Person or a person in the United States, was provided with a copy of the subscription agreement in the form agreed between the Issuer and the Agent relating to the offering of the Notes (“Subscription Agreement”) and we have not used any other written materials in connection with the offer or sale of the Notes;

(d)                                immediately prior to transmitting the Subscription Agreement to such offerees, we had reasonable grounds to believe and did believe that each such offeree was an Accredited Investor and, on the date hereof, we have reasonable grounds to believe and do believe that each Purchaser that we have arranged to purchase Notes from the Issuer is an Accredited Investor;

(e)                                 no form of General Solicitation or General Advertising was used by us, in connection with the offer or sale of the Notes and no offers were made in any manner involving a public offering within the meaning of Section 4(2) of the U.S. Securities Act;

(f)                                   the offering of the Notes has been conducted in accordance with the terms of the Agency Agreement; and

(g)                                prior to completion of any sale of Notes, we caused each such Purchaser to execute a Subscription Agreement, including a properly and duly completed U.S. Accredited Investor Status Certificate.

Terms used in this certificate have the meanings given to them in the Agency Agreement, unless otherwise defined herein.

Dated this [●] day of February 2008.

CASIMIR CAPITAL L.P.

By:
Name:

Title:

2

[Schedule A]

[Schedule B]